Two Harbors Investment Corp. Reports Second Quarter 2013 Financial Results
Preserved Book Value in a Volatile Environment
NEW YORK, August 6, 2013 - Two Harbors Investment Corp. (NYSE: TWO; NYSE MKT: TWO.WS), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights and other financial assets, today announced its financial results for the quarter ended June 30, 2013.
Highlights

•	Book value was $10.47 per diluted common share, representing a (3.7%)(1) return on book value, after accounting for a cash dividend of $0.31 per share.

•
Incurred Comprehensive Loss of $146.1 million, or $0.40 per diluted weighted average common share. Year-to-date Comprehensive Income of $101.9 million, a return on average equity of 5.2%, or $0.30 per diluted weighted average common share.

•	Reported Core Earnings of $78.1 million, or $0.21 per diluted weighted average common share.

•	Generated an aggregate yield of 3.7% in the RMBS portfolio. Yields were driven by non-Agency performance of 9.1%.

•
Closed on the purchase of Matrix Financial Services, a small servicing company that has seller-servicer approvals from the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae) to hold and manage mortgage servicing rights (MSRs).

•	Repurchased one million shares of stock at an average price of $10.50 per share, which was accretive to book value at the time of the repurchase.

“The second quarter was quite challenging with respect to rising interest rates and other factors within the mortgage market,” stated Thomas Siering, Two Harbors' President and Chief Executive Officer. “We are pleased with the portfolio repositioning that we completed in an effort to protect our book value. For the first six months of 2013, we have generated $102 million in comprehensive income, a return on average equity of 5.2%, which we believe is remarkable given conditions in the sector.”

(1) Decrease in book value per diluted share from March 31, 2013 to June 30, 2013 of $0.72, plus dividends declared of $0.31 divided by March 31, 2013 diluted book value of $11.19.

Operating Performance
The following table summarizes the company's GAAP and non-GAAP earnings measurements and key metrics for the second quarter 2013:

Two Harbors Operating Performance
(dollars in thousands, except per share data)	Q2-2013
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings(1)	$78,133	$0.21	7.6%
GAAP Net Income	$388,637	$1.06	37.8%
Comprehensive Income	$(146,076)	$(0.40)	(14.2)%

Operating Metrics	Q2-2013
Dividend per common share	$0.31
Book value per diluted share at period end	$10.47
Other operating expenses as a percentage of average equity	0.9%

(1) Core Earnings is a non-GAAP measure that we define as net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on trading securities, interest rate swaps and swaptions, certain gains or losses on other derivative instruments, certain non-recurring gains and losses related to discontinued operations, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with our inverse interest-only securities (Agency derivatives) and premium income or loss on credit default swaps.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended June 30, 2013, of $78.1 million, or $0.21 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended March 31, 2013, of $89.7 million, or $0.29 per diluted weighted average common share outstanding.

During the quarter, the company recognized:

•
a net realized gain of $52.4 million, net of tax, due to the sale of RMBS for $189.7 million with an amortized cost of $137.3 million, and a realized gain on distribution of Silver Bay common stock of $13.7 million partially offset by realized losses from settlement of mortgage loan forward purchase commitments of $12.5 million, net of tax;

•	change in unrealized fair value losses on trading securities, equity securities, mortgage loan forward purchase commitments and mortgage loans held-for-sale of $25.6 million, net of tax;

•	other-than-temporary credit impairment losses on its RMBS of $1.4 million, net of tax;

•	a net loss of $2.6 million, net of tax, related to swap and swaption terminations and expirations;

•	an unrealized gain, net of tax, of $255.0 million associated with its interest rate swaps and swaptions economically hedging its repurchase agreements and available-for-sale securities;

•	an unrealized gain, net of tax, of $1.1 million associated with its interest rate swaps economically hedging its trading securities;

•	net gains on other derivative instruments of approximately $27.7 million, net of tax;

•	a net unrealized gain of $1.5 million on mortgage loans held-for-investment, collateralized borrowings in securitization trust and mortgage servicing rights, net of tax; and

•	income from discontinued operations of $1.0 million, net of tax.

The company reported GAAP Net Income of $388.6 million, or $1.06 per diluted weighted average common share outstanding, for the quarter ended June 30, 2013, as compared to $143.7 million, or $0.47 per diluted weighted average common share outstanding, for the quarter ended March 31, 2013. On a GAAP basis, the company earned an annualized return on average equity of 37.8% and 15.6% for the quarters ended June 30, 2013 and March 31, 2013, respectively.

The company reported Comprehensive Loss of $146.1 million, or $0.40 per diluted weighted average common share outstanding, for the quarter ended June 30, 2013, as compared to Comprehensive Income of $248.0 million, or $0.81 per diluted weighted average common share outstanding, for the quarter ended March 31, 2013. The company records unrealized fair value gains and losses for RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of (14.2%) and 26.9% for the quarters ended June 30, 2013 and March 31, 2013, respectively.

Other Key Metrics
During the quarter, Two Harbors declared a quarterly cash dividend of $0.31 per common share for the quarter ended June 30, 2013. The annualized dividend yield on the company's common stock for the second quarter, based on the June 28, 2013 closing price of $10.25, was 12.1%.

The company's book value per diluted share, after taking into account the second quarter 2013 dividend of $0.31, was $10.47 as of June 30, 2013, compared to $11.19 as of March 31, 2013.

Other operating expenses for the second quarter 2013 were approximately $9.5 million, or 0.9% of average equity, compared to approximately $6.6 million, or 0.7% of average equity, for the first quarter 2013.

Portfolio Summary
For the quarter ended June 30, 2013, the annualized yield on average RMBS securities and Agency Derivatives was 3.7% and the annualized cost of funds on the average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.2%. This resulted in a net interest rate spread of 2.5%, compared to 2.9% in the prior quarter.

The company reported debt-to-equity, defined as total borrowings to fund RMBS securities, mortgage loans held-for-sale and Agency Derivatives divided by total equity, of 3.6:1.0 and 3.1:1.0 at June 30, 2013 and March 31, 2013, respectively.

The company's portfolio is principally comprised of RMBS available-for-sale securities and Agency Derivatives. As of June 30, 2013, the total value of the portfolio was $15.1 billion, of which approximately $12.2 billion was Agency RMBS and Agency Derivatives and $2.9 billion was non-Agency RMBS. As of June 30, 2013, fixed-rate securities composed 80.5% of the company's portfolio and adjustable-rate securities composed 19.5% of the company's portfolio.

In addition, the company held $1.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of June 30, 2013. The company also holds $2.7 billion notional of net short to-be-announced (TBA) securities as of June 30, 2013.

The company was a party to interest rate swaps and swaptions as of June 30, 2013 with an aggregate notional amount of $24.7 billion, of which $23.7 billion was utilized to economically hedge interest rate risk associated with the company's short-term LIBOR-based repurchase agreements.

The following table summarizes the company's investment portfolio:

Two Harbors Portfolio
(dollars in thousands, except per share data)

RMBS and Agency Derivatives Portfolio Composition	As of June 30, 2013
Agency Bonds
Fixed Rate Bonds	$11,770,146	77.8%
Hybrid ARMs	170,682	1.1%
Total Agency	11,940,828	78.9%
Agency Derivatives	241,848	1.6%
Non-Agency Bonds
Senior Bonds	2,443,731	16.1%
Mezzanine Bonds	498,963	3.3%
Non-Agency Other	8,793	0.1%
Total Non-Agency	2,951,487	19.5%

Aggregate Portfolio	$15,134,163

Fixed-rate investment securities as a percentage of aggregate portfolio	80.5%
Adjustable-rate investment securities as a percentage of aggregate portfolio	19.5%

Portfolio Metrics	For the Quarter Ended June 30, 2013
Annualized yield on average RMBS and Agency Derivatives during the quarter
Agency	2.7%
Non-Agency	9.1%
Aggregate Portfolio	3.7%
Annualized cost of funds on average repurchase balance during the quarter(1)	1.2%
Annualized interest rate spread for aggregate portfolio during the quarter	2.5%
Weighted average cost basis of principal and interest securities
Agency	$107.96
Non-Agency(2)	$52.16
Weighted average three month CPR for its RMBS and Agency Derivative portfolio
Agency	8.7%
Non-Agency	4.0%
Debt-to-equity ratio at period-end(3)	3.6 to 1.0

(1) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(2) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $48.80 at June 30, 2013.

(3) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives divided by total equity.

“While we have had remarkable returns being in an offensive position for the past three years, during the second quarter we believed it was prudent to position our portfolio defensively given the likelihood of higher interest rates, increased volatility and widening spreads,” stated Bill Roth, Two Harbors' Chief Investment Officer. “In addition to the measures we took to preserve book value, we also made significant progress developing our MSR initiative and building our mortgage loan conduit and securitization platform.”

The company experienced a three-month average Constant Prepayment Rate (CPR) of 8.7% for Agency RMBS and Agency Derivatives held as of June 30, 2013, as compared to 7.0% for securities held as of March 31, 2013. The weighted average cost basis of the Agency portfolio was 108.0% of par as of June 30, 2013, and 107.8% as of March 31, 2013. The net premium amortization for Agency RMBS AFS was $46.8 million and $38.1 million for the quarters ended June 30, 2013 and March 31, 2013, respectively.

The company experienced a three-month average CPR of 4.0% for non-Agency RMBS held as of June 30, 2013, as compared to 2.6% for such securities held as of March 31, 2013. The weighted average cost basis of the non-Agency portfolio was 52.2% of par as of June 30, 2013, and 52.3% of par as of March 31, 2013. The discount accretion was $37.2 million and $35.3 million for the quarters ended June 30, 2013 and March 31, 2013, respectively. The total net discount remaining was $2.6 billion and $2.3 billion as of June 30, 2013 and March 31, 2013, respectively, with $1.4 billion designated as credit reserve as of June 30, 2013.

Mortgage Loan Conduit and Securitization
As of June 30, 2013, the company had mortgage loans held-for-investment with a carrying value of $401.3 million and the company's collateralized borrowings had a carrying value of $363.0 million.

As of June 30, 2013, the company held prime jumbo residential mortgage loans with a carrying value of $520.0 million and have outstanding purchase commitments to acquire an additional $29.2 million. The company has $413.8 million outstanding under short-term financing arrangements to fund the prime jumbo mortgage loan collateral. The company's intention in the future is to securitize these loans and/or exit through a whole loan sale.

Mortgage Servicing Rights (MSRs)
On April 30, 2013, one of the company's wholly-owned subsidiaries acquired a company that has seller-servicer approvals from Fannie Mae, Freddie Mac and Ginnie Mae to hold and manage MSRs. This acquisition added approximately $1.5 million in MSRs to our portfolio, which is captured in the "Other Assets" line item on the Condensed Consolidated Balance Sheet. The company does not originate or directly service mortgage loans, and instead contracts with one or more fully licensed subservicers to handle all servicing functions for the loans underlying the company's MSRs.

Since quarter end, the company has closed on two small bulk MSR portfolios and has been engaged in advanced discussions with potential MSR sellers. The company anticipates these discussions are likely to result in significant additional investments in MSR later this year. Given MSR transactions are subject to GSE approval and closing conditions, there is no assurance that such investments will close.

Credit Sensitive Loans (CSLs)
In early 2013, the company began acquiring credit sensitive loans, which are loans that are currently performing, but where the borrower has previously experienced payment delinquencies and is more likely to be underwater (i.e., the amount owed on a mortgage loan exceeds the current market value of the home). As a result, the probability of default on CSLs is higher than on newly originated mortgage loans. As of June 30, 2013, the company had acquired CSLs with a carrying value of $438.2 million. The company's intention in the future is to either securitize these loans or hold them in an alternative financing structure.

Warrants
For the quarter ended June 30, 2013, warrant holders exercised warrants to purchase approximately 3.5 million shares of the company's common stock. This resulted in proceeds to the company totaling approximately $38 million. As of June 30, 2012, approximately 4.2 million warrants to purchase approximately 4.5 million shares of common stock remained outstanding with an exercise price of $10.25 per share. The warrants expire on November 7, 2013.

Share Repurchase
As of June 30, 2013, one million shares had been repurchased by the company under the share repurchase program for a total cost of $10.5 million. The company may repurchase up to an additional 24 million shares under the existing share repurchase program.

Conference Call
Two Harbors Investment Corp. will host a conference call on August 7, 2013 at 9:00 am EDT to discuss second quarter 2013 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers) Conference Code 96791282, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company's website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12 p.m. EDT on August 7, 2013, through 12 a.m. EDT on August 15, 2013. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 96791282. The call will also be archived on the company's website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other financial assets. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers LLC, a wholly-owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our RMBS, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover certain losses that are expected to be temporary, changes in interest rates or the availability of financing, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the inability to acquire mortgage loans or securitize the mortgage loans we acquire, the impact of new or modified government mortgage refinance or principal reduction programs, and unanticipated changes in overall market and economic conditions.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors' most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures that exclude certain items. Two Harbors' management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company's core business operations, and uses these measures to gain a comparative understanding of the company's operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of Two Harbors' operations; however, as these measures are not in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 11 of this release.

Additional Information
Stockholders and warrant holders of Two Harbors, and other interested persons, may find additional information regarding the company at the SEC's Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 601 Carlson Parkway, Suite 1400, Minnetonka, MN 55305, telephone 612-629-2500.
Contact
July Hugen, Investor Relations, Two Harbors Investment Corp., 612-629-2514, July.Hugen@twoharborsinvestment.com.
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TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	June 30, 2013	December 31, 2012
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$14,892,315	$13,666,954
Trading securities, at fair value	1,001,172	1,002,062
Equity securities, at fair value	—	335,638
Mortgage loans held-for-sale, at fair value	958,201	58,607
Mortgage loans held-for-investment in securitization trust, at fair value	401,347	—
Cash and cash equivalents	917,224	821,108
Restricted cash	685,965	302,322
Accrued interest receivable	54,080	42,613
Due from counterparties	17,210	39,974
Derivative assets, at fair value	699,351	462,080
Other assets	13,886	82,586
Total Assets	$19,640,751	$16,813,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$14,903,155	$12,624,510
Collateralized borrowings in securitization trust, at fair value	363,012	—
Derivative liabilities, at fair value	46,028	129,294
Accrued interest payable	17,510	19,060
Due to counterparties	340,043	412,861
Dividends payable	113,378	164,347
Other liabilities	23,502	13,295
Total Liabilities	15,806,628	13,363,367

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 365,733,931 and 298,813,258 shares issued and outstanding, respectively	3,657	2,988
Additional paid-in capital	3,803,013	2,948,345
Accumulated other comprehensive income	265,997	696,458
Cumulative earnings	981,711	449,358
Cumulative distributions to stockholders	(1,220,255)	(646,572)
Total Stockholders’ Equity	3,834,123	3,450,577
Total Liabilities and Stockholders’ Equity	$19,640,751	$16,813,944

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$134,651	$104,319	$264,943	$188,533
Trading securities	1,261	1,250	2,525	2,300
Mortgage loans held-for-sale	4,794	126	6,112	195
Mortgage loans held-for-investment in securitization trust, at fair value	4,369	—	6,023	—
Cash and cash equivalents	250	209	557	377
Total interest income	145,325	105,904	280,160	191,405
Interest expense:
Repurchase agreements	22,553	15,527	45,571	26,994
Collateralized borrowings in securitization trust	2,169	—	2,987	—
Total interest expense	24,722	15,527	48,558	26,994
Net interest income	120,603	90,377	231,602	164,411
Other-than-temporary impairment losses	(1,426)	(4,476)	(1,662)	(8,751)
Other income:
Gain on investment securities	50,863	1,789	77,831	11,720
Gain (loss) on interest rate swap and swaption agreements	259,826	(61,014)	278,798	(77,207)
Gain (loss) on other derivative instruments	62,283	(7,577)	45,621	(16,480)
(Loss) gain on mortgage loans held-for-sale	(35,142)	10	(20,819)	(22)
Other income	1,810	—	8,099	—
Total other income (loss)	339,640	(66,792)	389,530	(81,989)
Expenses:
Management fees	12,591	7,610	17,352	14,353
Securitization deal costs	—	—	2,028	—
Other operating expenses	9,486	3,919	16,047	7,470
Total expenses	22,077	11,529	35,427	21,823
Income from continuing operations before income taxes	436,740	7,580	584,043	51,848
Provision for (benefit from) income taxes	49,119	(16,605)	54,083	(24,183)
Net income from continuing operations	387,621	24,185	529,960	76,031
Income (loss) from discontinued operations	1,016	(181)	2,393	(227)
Net income attributable to common stockholders	$388,637	$24,004	$532,353	$75,804

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Basic earnings per weighted average common share
Continuing operations	$1.06	$0.11	$1.58	$0.38
Discontinued operations	—	—	0.01	—
Net income	$1.06	$0.11	$1.59	0.38

Diluted earnings per weighted average common share
Continuing operations	$1.06	$0.11	$1.57	$0.38
Discontinued operations	—	—	0.01	—
Net income	$1.06	$0.11	$1.58	$0.38
Dividends declared per common share	$0.31	$0.40	$0.63	$0.80

Weighted average shares outstanding - Basic	365,589,300	214,810,579	335,603,697	200,833,084
Weighted average shares outstanding - Diluted	366,057,203	214,810,579	336,677,044	200,833,084

Comprehensive (loss) income:
Net income	$388,637	$24,004	$532,353	$75,804
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(534,713)	117,604	(430,461)	261,514
Other comprehensive (loss) income	(534,713)	117,604	(430,461)	261,514
Comprehensive (loss) income	$(146,076)	$141,608	$101,892	$337,318

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)
(dollars in thousands, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Reconciliation of net income attributable to common stockholders to
Core Earnings:

Net income attributable to common stockholders	$388,637	$24,004	$532,353	$75,804

Adjustments for non-core earnings:
Gain on sale of securities and mortgage loans, net of tax	(53,828)	(36)	(72,989)	(11,139)
Unrealized loss (gain) on trading securities, equity securities and mortgage loans, net of tax	25,622	(812)	8,545	(9)
Other-than-temporary impairment loss, net of tax	1,426	4,476	1,662	8,751
Realized loss on termination or expiration of swaps and swaptions, net of tax	2,629	4,801	61,183	14,644
Unrealized (gain) loss, net of tax, on interest rate swap and swaptions economically hedging repurchase agreements and available-for-sale securities	(255,027)	36,334	(338,984)	32,040
Unrealized (gain) loss, net of tax, on interest rate swap economically hedging trading securities	(1,116)	2,499	(2,143)	7,473
(Gain) loss on other derivative instruments, net of tax	(27,666)	4,839	(13,655)	12,272
Unrealized gain on financing securitizations and mortgage servicing rights	(1,528)	—	(7,817)	—
Securitization deal costs	—	—	2,028	—
(Income) loss from discontinued operations	(1,016)	181	(2,393)	227

Core Earnings	$78,133	$76,286	$167,790	$140,063

Weighted average shares outstanding - Basic	365,589,300	214,810,579	335,603,697	200,833,084
Weighted average shares outstanding - Diluted	366,057,203	214,810,579	336,677,044	200,833,084

Core Earnings per weighted average share outstanding - diluted	$0.21	$0.35	$0.50	$0.70